EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, whose signature appears below, hereby constitutes and appoints Jeffery R. Gardner, Anthony W. Thomas, and John P. Fletcher, and each of them, jointly and severally, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead and in any and all capacities, to sign and affix the undersigned’s name as such director of Windstream Corporation (the “Company”) to a Registration Statement or Registration Statements on Form S-4 (or any successor form or other applicable form prescribed by the regulations of the Securities and Exchange Commission), together with all necessary exhibits thereto, and any and all amendments and supplements relating thereto, including post-effective amendments, to be filed by the Company with the Securities and Exchange Commission (the “Commission”), and any other instrument, contract, document or writing necessary or appropriate in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock in connection with the merger of PAETEC Holding Corp., with and into a wholly-owned subsidiary of the Company with and into PAETEC Holding Corp., and to attest the seal of the Company thereon and to file the same, with all exhibits thereto and other supporting documents, including this power of attorney, with said Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this power of attorney as of the execution date specified below.

Signature	Title	Date

/s/ Dennis E. Foster Dennis E. Foster	Chairman, Director	August 15, 2011

/s/ Carol B. Armitage Carol B. Armitage	Director	August 12, 2011

/s/ Samuel E. Beall III Samuel E. Beall III	Director	August 12, 2011

/s/ Francis X. Frantz Francis X. Frantz	Director	August 12, 2011

/s/ Jeffrey T. Hinson Jeffrey T. Hinson	Director	August 12, 2011

/s/ Judy K. Jones Judy K. Jones	Director	August 17, 2011

/s/ William A. Montgomery William A. Montgomery	Director	August 16, 2011

/s/ Alan L. Wells Alan L. Wells	Director	August 18, 2011